Exhibit 99.1

TE Connectivity announces results for third quarter of fiscal year 2019

Earnings per share exceeded the high end of the company’s guidance

SCHAFFHAUSEN, Switzerland — July 24, 2019 — TE Connectivity Ltd. (NYSE: TEL) today reported results for the fiscal third quarter, which ended June 28, 2019.

Third Quarter Highlights

•                  Net sales of $3.4 billion, at the low end of the company’s guidance

•                  Diluted earnings per share (EPS) from continuing operations were $2.24, and adjusted EPS were $1.50, both exceeding the high-end of the company’s guidance

•                  Cash flow from continuing operating activities was $692 million and free cash flow was $515 million, with $307 million returned to shareholders

Third Quarter Results

For the third quarter, the company reported net sales of $3.4 billion, with diluted EPS from continuing operations of $2.24, and adjusted EPS were $1.50. Cash flow from continuing operating activities was $692 million and free cash flow was $515 million. Year-to-date cash flow from continuing operations was $1.6 billion, up 14% from 2018, and free cash flow year-to-date was $928 million, a 27% improvement over the prior year. Total orders were $3.3 billion, down 12% year-over-year. The company continued its long-term growth strategy, completing the acquisition of the Kissling Group and Alpha Technics, and announcing its intention to acquire First Sensor AG.

“Our third quarter results demonstrate the ability of our teams to outperform in a weakening market environment and successfully execute to drive strong earnings per share performance. Our Industrial segment continued to show growth, led by strength in our aerospace, defense and medical businesses, and our Transportation segment outperformed global auto production declines due to content gains,” said Terrence Curtin, chief executive officer of TE Connectivity. “As a result of inventory destocking by our distribution partners and further auto production declines, particularly in China, we are lowering our guidance and accelerating cost control levers to maintain earnings resilience. We will continue to invest in long-term growth opportunities in alignment with our strategy.”

2019 Outlook

For the fiscal fourth quarter of 2019, the company expects net sales of $3.2 billion to $3.3 billion. Diluted EPS from continuing operations are expected to be $0.81 to $0.87, including net restructuring, acquisition-related and other charges of $0.46. The company expects adjusted EPS of $1.27 to $1.33.

For the full year, the company expects net sales of $13.35 billion to $13.45 billion. Diluted EPS from continuing operations are expected to be $5.42 to $5.48, including net restructuring, acquisition-related and other charges of $0.91 and a tax-related benefit of $0.86. The company expects adjusted EPS of $5.47 to $5.53.

Information about TE Connectivity’s use of non-GAAP financial measures is provided below. For reconciliations of these non-GAAP financial measures, see the attached tables.

Conference Call and Webcast

The company will hold a conference call today beginning at 8:30 a.m. ET. The dial-in information is provided here:

•                  At TE Connectivity’s website: investors.te.com

•                  By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the United States is (866) 211-4092, and for international callers, the dial-in number is (647) 689-6620.

•                  An audio replay of the conference call will be available on TE Connectivity’s investor website at investors.te.com at 10:30 a.m. ET on July 24, 2019.

ABOUT TE CONNECTIVITY

TE Connectivity Ltd. is a $14 billion global technology and manufacturing leader creating a safer, sustainable, productive, and connected future. For more than 75 years, our connectivity and sensor solutions, proven in the harshest environments, have enabled advancements in transportation, industrial applications, medical technology, energy, data communications, and the home. With 80,000 employees, including more than 8,000 engineers, working alongside customers in approximately 140 countries, TE ensures that EVERY CONNECTION COUNTS. Learn more at www.te.com and on LinkedIn, Facebook, WeChat and Twitter.

Non-GAAP Financial Measures

We present non-GAAP performance and liquidity measures as we believe it is appropriate for investors to consider adjusted financial measures in addition to results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP financial measures provide supplemental information and should not be considered replacements for results in accordance with GAAP. Management uses non-GAAP financial measures internally for planning and forecasting purposes and in its decision-making processes related to the operations of our company. We believe these measures provide meaningful information to us and investors because they enhance the understanding of our operating performance, ability to generate cash, and the trends of our business. Additionally, we believe that investors benefit from having access to the same financial measures that management uses in evaluating our operations. The primary limitation of these measures is that they exclude the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using these non-GAAP financial measures in combination with the most directly comparable GAAP financial measures in order to better understand the amounts, character, and impact of any increase or decrease in reported amounts. These non-GAAP financial measures may not be comparable to similarly-titled measures reported by other companies.

The following provides additional information regarding our non-GAAP financial measures:

•                  Organic Net Sales Growth — represents net sales growth (the most comparable GAAP financial measure) excluding the impact of foreign currency exchange rates, and acquisitions and divestitures that occurred in the preceding twelve months, if any. Organic Net Sales Growth is a useful measure of our performance because it excludes items that are not completely under management’s control, such as the impact of changes in foreign currency exchange rates, and items that do not reflect the underlying growth of the company, such as acquisition and divestiture activity. This measure is a significant component in our incentive compensation plans.

•                  Adjusted Operating Income and Adjusted Operating Margin — represent operating income and operating margin, respectively, (the most comparable GAAP financial measures) before special items including restructuring and other charges, acquisition related charges, and other income or charges, if any. We utilize these adjusted measures in combination with operating income and operating margin to assess segment level operating performance and to provide insight to management in evaluating segment operating plan execution and market conditions. Adjusted Operating Income is a significant component in our incentive compensation plans.

•                  Adjusted Other Income (Expense), Net — represents net other income (expense) (the most comparable GAAP financial measure) before special items including tax sharing income related to adjustments to prior period tax returns and other items, if any.

•                  Adjusted Income Tax Expense and Adjusted Effective Tax Rate — represent income tax expense and effective tax rate, respectively (the most comparable GAAP financial measures) after adjusting for the tax effect of special items including restructuring and other charges, acquisition related charges, other income or charges, and certain significant tax items, if any.

•                  Adjusted Income from Continuing Operations — represents income from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition related charges, tax sharing income related to adjustments to prior period tax returns and other tax items, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects.

•                  Adjusted Earnings Per Share — represents diluted earnings per share from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition related charges, tax sharing income related to adjustments to prior period tax returns and other tax items, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects. This measure is a significant component in our incentive compensation plans.

•                  Free Cash Flow (FCF) — is a useful measure of our ability to generate cash. The difference between net cash provided by continuing operating activities (the most comparable GAAP financial measure) and Free

Cash Flow consists mainly of significant cash outflows and inflows that we believe are useful to identify. We believe Free Cash Flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations.

Free Cash Flow is defined as net cash provided by continuing operating activities excluding voluntary pension contributions and the cash impact of special items, if any, minus net capital expenditures. Voluntary pension contributions are excluded from the GAAP financial measure because this activity is driven by economic financing decisions rather than operating activity. Certain special items, including net payments related to pre-separation tax matters and cash paid (collected) pursuant to collateral requirements related to cross-currency swap contracts, are also excluded by management in evaluating Free Cash Flow. Net capital expenditures consist of capital expenditures less proceeds from the sale of property, plant, and equipment. These items are subtracted because they represent long-term commitments.

In the calculation of Free Cash Flow, we subtract certain cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP financial measure indicates. It should not be inferred that the entire Free Cash Flow amount is available for future discretionary expenditures, as our definition of Free Cash Flow does not consider certain non-discretionary expenditures, such as debt payments. In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions, that are not considered in the calculation of Free Cash Flow.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly in the automotive and data and devices industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation, including the effects of Swiss tax reform.  More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on

Form 10-K for the fiscal year ended Sept. 28, 2018 as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

# # #

Contacts:	Media Relations:	Investor Relations:
	Rachel Quimby	Sujal Shah
	TE Connectivity	TE Connectivity
	610-893-9593	610-893-9790
	Rachel.quimby@te.com	sujal.shah@te.com

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 28,	June 29,	June 28,	June 29,
	2019	2018	2019	2018
	(in millions, except per share data)
Net sales	$3,389	$3,581	$10,148	$10,479
Cost of sales	2,279	2,394	6,806	6,916
Gross margin	1,110	1,187	3,342	3,563
Selling, general, and administrative expenses	356	394	1,118	1,180
Research, development, and engineering expenses	158	171	485	509
Acquisition and integration costs	9	4	21	9
Restructuring and other charges, net	67	64	184	104
Operating income	520	554	1,534	1,761
Interest income	4	3	13	11
Interest expense	(13)	(26)	(55)	(80)
Other income (expense), net	2	(1)	2	2
Income from continuing operations before income taxes	513	530	1,494	1,694
Income tax (expense) benefit	245	(77)	76	(784)
Income from continuing operations	758	453	1,570	910
Income (loss) from discontinued operations, net of income taxes	(1)	1	(98)	(6)
Net income	$757	$454	$1,472	$904

Basic earnings per share:
Income from continuing operations	$2.25	$1.30	$4.63	$2.59
Income (loss) from discontinued operations	—	—	(0.29)	(0.02)
Net income	2.25	1.30	4.34	2.58

Diluted earnings per share:
Income from continuing operations	$2.24	$1.29	$4.60	$2.57
Income (loss) from discontinued operations	—	—	(0.29)	(0.02)
Net income	2.23	1.29	4.32	2.55

Weighted-average number of shares outstanding:
Basic	337	349	339	351
Diluted	339	352	341	354

TE CONNECTIVITY LTD.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 28,	September 28,
	2019	2018
	(in millions, except share data)
Assets
Current assets:
Cash and cash equivalents	$546	$848
Accounts receivable, net of allowance for doubtful accounts of $25 and $22, respectively	2,463	2,361
Inventories	1,961	1,857
Prepaid expenses and other current assets	452	661
Assets held for sale	—	472
Total current assets	5,422	6,199
Property, plant, and equipment, net	3,636	3,497
Goodwill	5,800	5,684
Intangible assets, net	1,664	1,704
Deferred income taxes	2,845	2,144
Other assets	381	1,158
Total assets	$19,748	$20,386

Liabilities and shareholders’ equity
Current liabilities:
Short-term debt	$602	$963
Accounts payable	1,438	1,548
Accrued and other current liabilities	1,654	1,711
Liabilities held for sale	—	188
Total current liabilities	3,694	4,410
Long-term debt	3,434	3,037
Long-term pension and postretirement liabilities	1,094	1,102
Deferred income taxes	203	207
Income taxes	240	312
Other liabilities	461	487
Total liabilities	9,126	9,555
Commitments and contingencies
Shareholders’ equity:
Common shares, CHF 0.57 par value, 350,951,381 shares authorized and issued, and 357,069,981 shares authorized and issued, respectively	154	157
Accumulated earnings	11,893	12,114
Treasury shares, at cost, 14,541,059 and 12,279,603 shares, respectively	(1,224)	(1,134)
Accumulated other comprehensive loss	(201)	(306)
Total shareholders’ equity	10,622	10,831
Total liabilities and shareholders’ equity	$19,748	$20,386

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 28,	June 29,	June 28,	June 29,
	2019	2018	2019	2018
	(in millions)
Cash flows from operating activities:
Net income	$757	$454	$1,472	$904
(Income) loss from discontinued operations, net of income taxes	1	(1)	98	6
Income from continuing operations	758	453	1,570	910
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	174	167	515	496
Deferred income taxes	(262)	(55)	(290)	442
Provision for losses on accounts receivable and inventories	8	4	36	29
Share-based compensation expense	18	20	56	71
Other	(6)	5	26	(12)
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	2	(3)	(105)	(379)
Inventories	11	10	(59)	(217)
Prepaid expenses and other current assets	18	55	109	(50)
Accounts payable	(42)	(7)	(86)	177
Accrued and other current liabilities	59	67	(147)	(143)
Income taxes	(84)	22	(63)	24
Other	38	(4)	13	31
Net cash provided by continuing operating activities	692	734	1,575	1,379
Net cash provided by (used in) discontinued operating activities	(1)	66	(31)	148
Net cash provided by operating activities	691	800	1,544	1,527
Cash flows from investing activities:
Capital expenditures	(169)	(234)	(570)	(673)
Proceeds from sale of property, plant, and equipment	3	12	16	19
Acquisition of businesses, net of cash acquired	(291)	—	(283)	—
Proceeds from divestiture of discontinued operation, net of cash retained by sold operation	—	—	297	—
Other	3	(6)	3	(8)
Net cash used in continuing investing activities	(454)	(228)	(537)	(662)
Net cash used in discontinued investing activities	—	(5)	(2)	(13)
Net cash used in investing activities	(454)	(233)	(539)	(675)
Cash flows from financing activities:
Net increase (decrease) in commercial paper	(360)	46	(270)	271
Proceeds from issuance of debt	396	—	746	119
Repayment of debt	—	—	(441)	(708)
Proceeds from exercise of share options	38	2	55	96
Repurchase of common shares	(174)	(230)	(913)	(611)
Payment of common share dividends to shareholders	(155)	(154)	(454)	(435)
Transfers (to) from discontinued operations	(1)	61	(33)	135
Other	(2)	(2)	(32)	(34)
Net cash used in continuing financing activities	(258)	(277)	(1,342)	(1,167)
Net cash provided by (used in) discontinued financing activities	1	(61)	33	(135)
Net cash used in financing activities	(257)	(338)	(1,309)	(1,302)
Effect of currency translation on cash	1	(18)	2	2
Net increase (decrease) in cash, cash equivalents, and restricted cash	(19)	211	(302)	(448)
Cash, cash equivalents, and restricted cash at beginning of period	565	559	848	1,218
Cash, cash equivalents, and restricted cash at end of period	$546	$770	$546	$770

Supplemental cash flow information:
Interest paid	$4	$18	$56	$97
Income taxes paid, net of refunds	100	109	277	317

TE CONNECTIVITY LTD.

RECONCILIATION OF FREE CASH FLOW (UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 28,	June 29,	June 28,	June 29,
	2019	2018	2019	2018
	(in millions)
Net cash provided by continuing operating activities	$692	$734	$1,575	$1,379
Excluding:
Receipts related to pre-separation U.S. tax matters, net	—	—	—	(5)
Cash (collected) paid pursuant to collateral requirements related to cross-currency swap contracts	(11)	(69)	(93)	10
Capital expenditures, net	(166)	(222)	(554)	(654)
Free cash flow (1)	$515	$443	$928	$730

(1) Free cash flow is a non-GAAP financial measure. See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

CONSOLIDATED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 28,	June 29,	June 28,	June 29,
	2019	2018	2019	2018
	($ in millions)
	Net Sales	Net Sales	Net Sales	Net Sales
Transportation Solutions	$1,968	$2,112	$5,925	$6,278
Industrial Solutions	1,005	988	2,940	2,842
Communications Solutions	416	481	1,283	1,359
Total	$3,389	$3,581	$10,148	$10,479

	Operating	Operating	Operating	Operating	Operating	Operating	Operating	Operating
	Income	Margin	Income	Margin	Income	Margin	Income	Margin
Transportation Solutions	$308	15.7%	$393	18.6%	$956	16.1%	$1,237	19.7%
Industrial Solutions	156	15.5	92	9.3	393	13.4	319	11.2
Communications Solutions	56	13.5	69	14.3	185	14.4	205	15.1
Total	$520	15.3%	$554	15.5%	$1,534	15.1%	$1,761	16.8%

	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted
	Operating	Operating	Operating	Operating	Operating	Operating	Operating	Operating
	Income (1)	Margin (1)	Income (1)	Margin (1)	Income (1)	Margin (1)	Income (1)	Margin (1)
Transportation Solutions	$367	18.6%	$406	19.2%	$1,067	18.0%	$1,259	20.1%
Industrial Solutions	167	16.6	142	14.4	464	15.8	403	14.2
Communications Solutions	62	14.9	75	15.6	211	16.4	220	16.2
Total	$596	17.6%	$623	17.4%	$1,742	17.2%	$1,882	18.0%

(1) Adjusted operating income and adjusted operating margin are non-GAAP financial measures. See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NET SALES GROWTH (UNAUDITED)

	Change in Net Sales for the Quarter Ended June 28, 2019
	versus Net Sales for the Quarter Ended June 29, 2018
	Net		Organic Net
	Sales Growth		Sales Growth (1)		Translation (2)	Acquisitions
	($ in millions)
Transportation Solutions (3):
Automotive	$(123)	(8.0)%	$(59)	(3.9)%	$(64)	$—
Commercial transportation	(18)	(5.4)	(16)	(5.1)	(12)	10
Sensors	(3)	(1.3)	2	0.7	(8)	3
Total	(144)	(6.8)	(73)	(3.5)	(84)	13
Industrial Solutions (3):
Industrial equipment	(21)	(4.2)	(27)	(5.5)	(14)	20
Aerospace, defense, oil, and gas	47	15.9	51	16.9	(4)	—
Energy	(9)	(4.8)	(1)	(0.4)	(8)	—
Total	17	1.7	23	2.3	(26)	20
Communications Solutions (3):
Data and devices	(33)	(11.9)	(26)	(9.4)	(7)	—
Appliances	(32)	(15.8)	(26)	(12.8)	(6)	—
Total	(65)	(13.5)	(52)	(10.8)	(13)	—
Total	$(192)	(5.4)%	$(102)	(2.8)%	$(123)	$33

	Change in Net Sales for the Nine Months Ended June 28, 2019
	versus Net Sales for the Nine Months Ended June 29, 2018
	Net		Organic Net
	Sales Growth		Sales Growth (1)		Translation (2)	Acquisitions
	($ in millions)
Transportation Solutions (3):
Automotive	$(317)	(6.8)%	$(139)	(3.1)%	$(178)	$—
Commercial transportation	(30)	(3.1)	(5)	(0.7)	(35)	10
Sensors	(6)	(0.9)	13	1.8	(22)	3
Total	(353)	(5.6)	(131)	(2.1)	(235)	13
Industrial Solutions (3):
Industrial equipment	(3)	(0.2)	(25)	(1.8)	(41)	63
Aerospace, defense, oil, and gas	111	13.1	123	14.4	(12)	—
Energy	(10)	(1.9)	17	3.0	(27)	—
Total	98	3.4	115	4.0	(80)	63
Communications Solutions (3):
Data and devices	(21)	(2.7)	(4)	(0.5)	(17)	—
Appliances	(55)	(9.4)	(36)	(6.3)	(19)	—
Total	(76)	(5.6)	(40)	(3.0)	(36)	—
Total	$(331)	(3.2)%	$(56)	(0.5)%	$(351)	$76

(1) Organic net sales growth is a non-GAAP financial measure. See description of non-GAAP financial measures.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Industry end market information is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended June 28, 2019

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating income:
Transportation Solutions	$308	$6	$53	$—	$367
Industrial Solutions	156	3	8	—	167
Communications Solutions	56	—	6	—	62
Total	$520	$9	$67	$—	$596

Operating margin	15.3%				17.6%

Other income, net	$2	$—	$—	$—	$2

Income tax (expense) benefit	$245	$(1)	$(17)	$(307)	$(80)

Effective tax rate	(47.8)%				13.6%

Income from continuing operations	$758	$8	$50	$(307)	$509

Diluted earnings per share from continuing operations	$2.24	$0.02	$0.15	$(0.91)	$1.50

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Includes a $214 million income tax benefit related to the tax impacts of certain measures of Swiss tax reform and a $93 million income tax benefit related to the effective settlement of a tax audit in a non-U.S. jurisdiction.

(3) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended June 29, 2018

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating income:
Transportation Solutions	$393	$2	$11	$406
Industrial Solutions	92	3	47	142
Communications Solutions	69	—	6	75
Total	$554	$5	$64	$623

Operating margin	15.5%			17.4%

Other expense, net	$(1)	$—	$—	$(1)

Income tax expense	$(77)	$(2)	$(20)	$(99)

Effective tax rate	14.5%			16.5%

Income from continuing operations	$453	$3	$44	$500

Diluted earnings per share from continuing operations	$1.29	$0.01	$0.13	$1.42

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Nine Months Ended June 28, 2019

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating income:
Transportation Solutions	$956	$13	$98	$—	$1,067
Industrial Solutions	393	11	60	—	464
Communications Solutions	185	—	26	—	211
Total	$1,534	$24	$184	$—	$1,742

Operating margin	15.1%				17.2%

Other income, net	$2	$—	$—	$—	$2

Income tax (expense) benefit	$76	$(4)	$(46)	$(292)	$(266)

Effective tax rate	(5.1)%				15.6%

Income from continuing operations	$1,570	$20	$138	$(292)	$1,436

Diluted earnings per share from continuing operations	$4.60	$0.06	$0.40	$(0.86)	$4.21

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Includes a $214 million income tax benefit related to the tax impacts of certain measures of Swiss tax reform, a $93 million income tax benefit related to the effective settlement of a tax audit in a non-U.S. jurisdiction, and $15 million of income tax expense associated with the tax impacts of certain legal entity restructurings and intercompany transactions.

(3) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Nine Months Ended June 29, 2018

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating income:
Transportation Solutions	$1,237	$9	$13	$—	$1,259
Industrial Solutions	319	8	76	—	403
Communications Solutions	205	—	15	—	220
Total	$1,761	$17	$104	$—	$1,882

Operating margin	16.8%				18.0%

Other income, net	$2	$—	$—	$(1)	$1

Income tax expense	$(784)	$(4)	$(27)	$506	$(309)

Effective tax rate	46.3%				17.0%

Income from continuing operations	$910	$13	$77	$505	$1,505

Diluted earnings per share from continuing operations	$2.57	$0.04	$0.22	$1.43	$4.25

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Includes $567 million of income tax expense related to the tax impacts of the Tax Cuts and Jobs Act and a $61 million income tax benefit related to certain legal entity restructurings.

(3) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 28, 2018

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating income:
Transportation Solutions	$341	$3	$20	$—	$364
Industrial Solutions	146	2	4	—	152
Communications Solutions	83	—	(2)	—	81
Total	$570	$5	$22	$—	$597

Operating margin	16.2%				17.0%

Other expense, net	$(1)	$—	$—	$—	$(1)

Income tax (expense) benefit	$1,128	$(1)	$(4)	$(1,222)	$(99)

Effective tax rate	(206.6)%				17.3%

Income from continuing operations	$1,674	$4	$18	$(1,222)	$474

Diluted earnings per share from continuing operations	$4.78	$0.01	$0.05	$(3.49)	$1.35

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Includes a $1,222 million net income tax benefit associated with the tax impacts of certain intercompany transactions including an increase to the valuation allowance.

(3) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 28, 2018

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating income:
Transportation Solutions	$1,578	$12	$33	$—	$1,623
Industrial Solutions	465	10	80	—	555
Communications Solutions	288	—	13	—	301
Total	$2,331	$22	$126	$—	$2,479

Operating margin	16.7%				17.7%

Other income, net	$1	$—	$—	$(1)	$—

Income tax (expense) benefit	$344	$(5)	$(31)	$(716)	$(408)

Effective tax rate	(15.4)%				17.1%

Income from continuing operations	$2,584	$17	$95	$(717)	$1,979

Diluted earnings per share from continuing operations	$7.32	$0.05	$0.27	$(2.03)	$5.61

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Includes a $1,283 million net income tax benefit associated with the tax impacts of certain intercompany transactions and legal entity restructurings including an increase to the valuation allowance. Also includes $567 million of income tax expense related to the tax impacts of the Tax Cuts and Jobs Act.

(3) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF FORWARD-LOOKING NON-GAAP FINANCIAL MEASURES

TO FORWARD-LOOKING GAAP FINANCIAL MEASURES

As of July 24, 2019

(UNAUDITED)

	Outlook for
	Quarter Ending
	September 27,	Outlook for
	2019	Fiscal 2019
Diluted earnings per share from continuing operations (GAAP)	$0.81 - $0.87	$5.42 - $5.48
Restructuring and other charges, net	0.43	0.83
Acquisition related charges	0.03	0.08
Tax items	—	(0.86)
Adjusted diluted earnings per share from continuing operations (non-GAAP) (1)	$1.27 - $1.33	$5.47 - $5.53

Net sales growth (GAAP)	(8)% - (6)%	(5)% - (4)%
Translation	1	3
(Acquisitions) divestitures, net	(1)	(1)
Organic net sales growth (non-GAAP) (1)	(8)% - (6)%	(3)% - (2)%

(1) See description of non-GAAP financial measures.